Exhibit 10.11

NOTICE OF GRANT OF RESTRICTED STOCK UNITS AWARD

(Earnout RSUs)

RENOVACOR, INC.
2021 OMNIBUS INCENTIVE PLAN

Renovacor, Inc. (the “Company”) hereby grants this award of a Restricted Stock Units (the “Units”) as set forth in this Notice of Grant of Restricted Stock Units Award (the “Notice”) to the Grantee designated in this Notice, pursuant to the provisions of the Company’s 2021 Omnibus Incentive Plan (the “Plan”) and subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Units Award (the “Terms”). Together, this Notice, the attached Terms and all exhibits and appendices hereto constitute the “Agreement.” The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. When used in this Agreement, the terms that are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

The Agreement documents the terms of the “Earnout RSUs” awarded to the Grantee related to the Grantee’s “Company Option,” as such terms are defined under the Agreement and Plan of Merger by and among the Company, CHAQ2 Merger Sub, Inc., and prior Renovacor, Inc. (which is now known as Renovacor Holdings, Inc.) dated March 22, 2021 (the “Merger Agreement”).

Award Details:

Grantee Name	Grant Date	Target # of Units

Vesting Schedule: Subject to the terms of the Plan and this Agreement, the Units shall become earned and vested as follows:

(a) Performance-Vesting Condition. The number of Units that become earned and vested (if any) will be determined based on performance against the “Earnout Milestones” for each “Earnout Period,” as those terms are defined under the Merger Agreement, and otherwise in accordance with the provisions of Section 3.09 of the Merger Agreement (including potential deemed achievement of an Earnout Milestone in accordance with Section 3.09(j) of the Merger Agreement). For the avoidance of doubt, the target number of Units shown above assumes that (i) each of the Earnout Milestones is achieved, and (ii) the “Adjusted Fully Diluted Number” as defined under the Merger Agreement as of the end of each Earnout Period is the same as the “Fully Diluted Number,” as defined under the Merger Agreement. The actual number of Units payable if an Earnout Milestone is achieved will be based on the “Per Share Earnout Consideration,” as defined under the Merger Agreement, determined for the applicable Earnout Period taking into account the applicable Adjusted Fully Diluted Number, all as required by the Merger Agreement. No Units will be earned for an Earnout Period if the applicable Earnout Milestones are not achieved (or deemed achieved under Section 3.09(j) of the Merger Agreement).

(b) Time-Vesting Conditions. In addition to the performance-vesting conditions stated above, the Units shall be subject to the same time-vesting schedule as the Grantee’s “Exchanged Company Option” as defined under the Merger Agreement to which the Units relate; provided however, that (i) if an applicable Earnout Milestone is achieved (or deemed achieved in accordance with Section 3.09(j) of the Merger Agreement), the number of Units earned under the performance-vesting provisions above shall become fully (100%) time-vested as of the end of the applicable Earnout Period if the Grantee remains continuously in Service through such date; and (ii) the Units shall be canceled and forfeited to the extent the Grantee’s applicable Exchanged Company Option is forfeited or expires unexercised prior to the last day of an Earnout Period.

Time and Form of Settlement: Units that become vested under the Vesting Schedule above for an Earnout Period shall be payable by issuance of one share of Stock for each whole Unit earned, payable as soon as administratively practicable (not more than thirty (30) days) after the end of the applicable Earnout Period. In case of deemed achievement of an Earnout Milestone in accordance with Section 3.09(j) of the Merger Agreement, settlement shall be made (by issuance of Stock for the Units earned) in the time required by Section 3.09(j) of the Merger Agreement (i.e., preceding consummation of the applicable “Change in Control” as defined in the Merger Agreement).

Award Acceptance: The Grantee must accept the Agreement electronically pursuant to the online acceptance procedure established by the Company by no later than three months following the Grant Date. If the Grantee does not accept the Agreement through the online acceptance process by that date, or such other date that may be communicated, the Company will automatically accept the Agreement on the Grantee’s behalf. If the Grantee declines the Agreement, the Award will be canceled, and the Grantee will not be entitled to any benefits from the Award nor any compensation or benefits in lieu of the canceled award.

2

2021 OMNIBUS INCENTIVE PLAN

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS AWARD

The Restricted Stock Unit Award (the “Award”) granted by Renovacor, Inc. (the “Company”) to the Grantee specified in the Notice of Grant of Restricted Stock Unit Award (the “Notice”) to which these Terms and Conditions of Restricted Stock Unit Award (the “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, and these Terms. The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms. The Notice and these Terms (including any exhibits or appendices) together constitute the “Agreement.” A Prospectus describing the Plan has been delivered to the Grantee. The Plan itself is available upon request. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

1.
Grant of Units.

(a)
As of the Grant Date set forth in the Notice, the Company grants to the Grantee the number of Restricted Stock Units (“Units”) set forth in the Notice. Each Unit represents the right to receive one share of Stock at a future date after the Unit has become earned and vested, subject to the terms and conditions of this Agreement.

(b)
The Units covered by this Award shall become earned and vested in accordance with the schedule set forth in the Notice. Each earned and vested Unit shall be settled on the date(s) specified in the Notice by issuance of one share of Stock on or as soon as administratively practicable (but no more than 75 days) after the applicable vesting and/or settlement date specified in the Notice, subject to the requirements of the Plan and this Agreement.

(c)
Units constitute an unfunded and unsecured obligation of the Company. The Grantee shall not have any rights of a stockholder of the Company with respect to the shares of Stock underlying the Units unless and until the Units become earned and vested and are settled by the issuance of shares of Stock. Upon issuance of shares of Stock in connection with the settlement of vested Units, the Grantee shall be the record owner of the shares of Stock unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights).

(d)
Units earned will not receive dividend equivalents with respect to cash dividends paid on any underlying shares of Stock during the vesting period.

2.
Restrictions. Subject to any exceptions set forth in this Agreement, until such time as the Units become earned and vested and are settled in shares of Stock in accordance with Section 1, the Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Units will be forfeited by the Grantee and all of the Grantee’s rights to such Units shall immediately terminate without any payment of consideration by the Company.

3.
Cancellation of Rights. If any portion of the Units fail to become earned and vested (for example, because the Grantee fails to satisfy the vesting conditions specified in the Notice prior to a Separation from Service), then such Units shall be immediately forfeited as of the date of such failure and all of the Grantee’s rights to such Units shall immediately terminate without any payment of consideration by the Company.

4.
Responsibility for Taxes.

(a) Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that the Company or a Subsidiary that the Grantee is employed by or provides services to (the “Employer”) (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Units or the subsequent sale of shares of Common Stock acquired upon vesting; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items.

(b) Prior to vesting of the Units, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company or Employer. In this regard, the Grantee authorizes the Company and/or Employer to withhold all applicable Tax-Related Items legally payable by the Grantee from the Grantee’s wages or other cash compensation paid to the Grantee by the Company or Employer or from proceeds of the sale of any shares of Common Stock. Alternatively, or in addition, to the extent permissible under applicable law, the Company or Employer may (i) sell or arrange for the sale of any shares of Common Stock that the Grantee acquires to meet the withholding obligation for Tax-Related Items, and/or (ii) withhold shares of Common Stock otherwise issuable upon vesting or settlement of the Units in an amount necessary to satisfy the withholding obligation for Tax-Related Items. Finally, the Grantee shall pay to the Company and/or Employer any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver shares of Common Stock with respect to the Units if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Section 4.

5.
Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of this Agreement, the Prospectus and the Plan, and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award.

6.
Regulatory Restrictions on the Shares Issued Upon Exercise. Notwithstanding the other provisions of this Agreement, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations on the issuance of shares of Common Stock with respect to this Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

7.
Miscellaneous.

(a) Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b) Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.

(d) Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

(f) Dispute Resolution; Venue. Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee and the decision of the Committee shall be final, binding and conclusive for all purposes. The Grantee and the Company and their respective heirs, representatives, successors and assigns irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Philadelphia, Pennsylvania and the federal courts of the Eastern District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, this Agreement, and/or the Units, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of this Agreement or the terms and conditions of the Plan, and agree that (a) sole and exclusive appropriate venue for any such action shall be such Pennsylvania courts, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Grantee and the Company and over the subject matter of any dispute relating hereto and (d) the Grantee and the Company waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

(g) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(h) Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. The Committee has plenary authority to interpret the Plan and any Award thereunder, and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with its purposes. This Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Award. All other amendments to the Agreement shall be in writing (including electronic amendments) and executed on behalf of the Company and by the Grantee. The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan, the Award, and the Agreement, and all such action by the Committee shall be final, conclusive, and binding upon the Company and the Grantee.

(i) No Right to Continued Service. Nothing in this Agreement shall confer upon the Grantee any right to continue in Service or affect the right of the Company or Employer to terminate the Grantee’s Service at any time.

(j) Further Assurances. The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

(k) Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(l) Restrictive Covenants. To the extent allowed by and consistent with applicable law and any applicable limitations period, if it is determined at any time that the Grantee has materially breached any employment-related covenants under any written agreement with the Company, the Company will be entitled to (i) cause any unvested portion of the Award to be immediately canceled without any payment of consideration by the Company and (ii) recover from the Grantee in its sole discretion some or all of the shares of Stock (or proceeds received by the Grantee from such shares of Stock) issued to the Grantee with respect to the Units. The Grantee recognizes that if the Grantee breaches any such covenants, the losses to the Company may amount to the full value of any shares of Stock issued to the Grantee pursuant to this Agreement.